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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-53055) of our reports dated January 29, 1999, as identified on the index to financial statements included as Item 8 of PIMCO Advisors Holdings L.P.'s 1998 Annual Report on Form 10-K (Form 10-K) which appear in such Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/     PricewaterhouseCoopers LLP

        PricewaterhouseCoopers LLP
        Los Angeles, California

        April 20, 1999



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